INTERPUBLIC ANNOUNCES FULL YEAR AND
FOURTH QUARTER 2013 RESULTS

•	Full year 2013 revenue grew to $7.12 billion, compared to $6.96 billion in 2012, an organic revenue increase of 3.7% for the fourth quarter of 2013, and 2.8% for the full year

•	Fourth quarter results include a pre-tax charge of $60.6 million for restructuring, primarily related to Continental Europe

•
Operating margin for the fourth quarter of 2013 was 18.1%, and 9.3% for the full year, excluding the impact of the charge; inclusive of the charge, operating margin for the fourth quarter of 2013 was 15.3%, and 8.4% for the full year

•
Fourth quarter 2013 diluted earnings per share was $0.56 excluding the impact of the charge, compared to $0.56 per diluted share in 2012 excluding the company's Facebook transaction; inclusive of the charge, diluted earnings per share was $0.44 in 2013

•
Full year 2013 diluted earnings per share was $0.78 excluding the impact of the fourth quarter restructuring charge and the third quarter charge for the early extinguishment of debt, compared to full year 2012 diluted earnings per share of $0.82 excluding the Facebook transaction; inclusive of the charges, diluted earnings per share for the full year 2013 was $0.61

•	Board approves 27% increase in quarterly dividend and additional $300 million toward share repurchase program.
Summary

•	Revenue

◦
Full year 2013 revenue was $7.12 billion, compared to $6.96 billion in 2012, with an organic revenue increase of 2.8% compared to the prior-year period. This was comprised of an organic revenue increase of 3.7% in the U.S., driven by net new business with clients won during the year and growth with existing clients, as well as an organic revenue increase of 1.7% internationally, primarily in the Asia Pacific and Latin America regions, across our marketing disciplines.

◦
Fourth quarter 2013 revenue was $2.12 billion, compared to $2.06 billion in the fourth quarter of 2012, with an organic revenue increase of 3.7% compared to the prior-year period. This was comprised of an organic revenue increase of 6.9% in the U.S. and 0.5% internationally.

•	Operating Results

◦
For the full year 2013, operating income was $598.3 million, compared to operating income of $678.3 million in 2012. Full year 2013 results include a fourth quarter pre-tax restructuring charge of $60.6 million.

◦
Excluding the charge, our operating margin was 9.3% for the full year 2013, compared to 9.7% in 2012. Inclusive of the charge, operating margin as reported was 8.4% for the full year, compared to 9.8% in 2012.

◦
Operating income in the fourth quarter of 2013 was $324.4 million, compared to operating income of $409.9 million in 2012. Fourth quarter 2013 results include a pre-tax restructuring charge of $60.6 million.

◦
Excluding the charge, our operating margin was 18.1% for the fourth quarter of 2013, compared to 19.9% in 2012. Inclusive of the charge, operating margin as reported was 15.3% for the fourth quarter of 2013 compared to 19.9% in 2012.

•	Net Results

◦
Full year 2013 net income available to IPG common stockholders was $259.2 million, resulting in earnings of $0.62 per basic and $0.61 per diluted share. This compares to net income available to IPG common stockholders of $435.1 million, or $1.01 per basic and $0.94 per diluted share a year ago. Excluding the impact of restructuring and related costs, and the charge for early extinguishment of the 10.00% Senior Notes due 2017 in the third quarter of 2013, diluted earnings per share was $0.78 in 2013, compared to $0.82 in 2012 excluding our Facebook transaction.

◦
Full year 2013 average diluted share count was 429.6 million shares, a decrease of 11% from full year 2012 average diluted share count of 481.4 million shares, primarily due to the company's share repurchase program.

◦
Fourth quarter 2013 net income available to IPG common stockholders was $193.1 million, resulting in earnings of $0.45 per basic and $0.44 per diluted share. This compares to net income available to IPG common stockholders of $313.3 million, or $0.74 per basic and $0.68 per diluted share a year ago. Excluding the impact of restructuring and related costs, diluted earnings per share was $0.56 in 2013, compared to $0.56 in 2012 excluding our Facebook transaction.

"We are pleased to report a quarter of solid growth, led by outstanding U.S. performance. This brought our full year organic revenue increase to 2.8%," said Michael I. Roth, Interpublic's Chairman and CEO. "Our results in Europe fell short of expectations, which had a major impact on overall profitability. We've taken strategic cost reductions targeted at this issue, which are reflected in a fourth quarter restructuring charge. Going forward, the strength of our agencies and our competitiveness on the new business front position us well for improved growth, so we are targeting a 3-4% organic revenue increase and 10.3% or better operating margin in 2014. We believe our cost actions and other strategic actions will result in at least a 100 basis point improvement over underlying 2013 margin performance. Furthermore, the strength of our balance sheet and our capital return programs have been significant drivers of value creation - our Board's actions to increase the dividend and share repurchase plan build on that success and demonstrate their belief in the opportunities that lie ahead for us to further enhance shareholder value."

Operating Results

Revenue
Revenue of $7.12 billion for the full year 2013 was up 2.4% compared to 2012. During the full year 2013, the effect of foreign currency translation was negative 1.1%, the impact of net acquisitions was positive 0.7%, and the resulting organic revenue increase was 2.8%.

Revenue of $2.12 billion in the fourth quarter of 2013 was up 2.9% compared with the same period in 2012. During the fourth quarter of 2013, the effect of foreign currency translation was negative 1.3%, the impact of net acquisitions was positive 0.5%, and the resulting organic revenue increase was 3.7%.

Operating Expenses
For the full year 2013, salaries and related expenses were $4.55 billion, up 3.5% compared to 2012. After adjusting for currency effects and the impact of net acquisitions, salaries and related expenses increased 3.8% organically.

During the fourth quarter of 2013, salaries and related expenses were $1.20 billion, up 5.8% compared to the same period in 2012. After adjusting for currency effects and the impact of net acquisitions, salaries and related expenses increased 6.5% organically.

For the full year 2013, office and general expenses were $1.92 billion, up 1.6% compared to 2012. After adjusting for currency effects and the impact of net acquisitions, office and general expenses increased 2.5% organically.

During the fourth quarter of 2013, office and general expenses were $538.1 million, up 3.5% compared to the same period in 2012. After adjusting for currency effects and the impact of net acquisitions, office and general expenses increased 4.7% organically.

We recorded $60.6 million of restructuring and other reorganization-related charges, net for the three and twelve months ended December 31, 2013. These charges primarily relate to a targeted savings initiative to better align our cost structure with our revenue, primarily in Continental Europe. We expect these initiatives to generate an estimated annual pre-tax savings of approximately $40 million in 2014.

Non-Operating Results and Tax
For the full year 2013, net interest expense of $98.0 million decreased by $6.0 million compared to 2012. In the fourth quarter of 2013, net interest expense of $18.0 million decreased by $10.5 million compared to the same period in 2012.

Other expense, net was $32.3 million for the full year 2013. During the third quarter of 2013, we recorded a pre-tax loss of $45.2 million related to the early extinguishment of the company's 10.00% Senior Notes due 2017. Other income, net was $7.7 million for the fourth quarter of 2013.

The income tax provision for the full year 2013 was $181.2 million on income before income taxes of $468.0 million, compared to a provision of $213.3 million on income before income taxes of $674.8 million in 2012. The income tax provision in the fourth quarter of 2013 was $103.2 million on income before income taxes of $314.1 million, compared to a provision of $140.5 million on income before income taxes of $476.8 million in the same period in 2012. The effective tax rate for the full year 2013 was 38.7% and 31.6% for 2012. Excluding the impact of restructuring and related costs and the early extinguishment of debt, the effective tax rate for the full year 2013 was 36.2%, compared to 30.4% in 2012 excluding the Facebook transaction. The effective tax rate for the fourth quarter of 2013 was 32.9%, compared to 29.5% for the same period in 2012. Excluding the impact of restructuring and related costs, the effective tax rate for the fourth quarter of 2013 was 30.1%, compared to 27.2% for the same period in 2012 excluding the Facebook transaction.

Balance Sheet
At December 31, 2013, cash, cash equivalents and marketable securities totaled $1.64 billion, compared to $2.59 billion at December 31, 2012. Total debt was $1.66 billion at December 31, 2013, compared to $2.45 billion at December 31, 2012. The December 31, 2012 cash, cash equivalents and marketable securities balance and total debt balance each included an additional $800 million related to our November 2012 debt issuances which pre-funded a similar amount of debt that was retired in 2013.

Share Repurchase Program and Common Stock Dividend
During the fourth quarter of 2013, the company repurchased 11.9 million shares of its common stock at an aggregate cost of $201.0 million and an average price of $16.93 per share. For the full year 2013, the company repurchased 31.8 million shares of its common stock at an aggregate cost of $481.8 million and an average price of $15.17 per share.

The Interpublic Board of Directors has authorized a new program to repurchase, from time to time, up to $300 million of the company's common stock. The new share repurchase program, which is in addition to any amounts remaining for repurchase under the program announced in 2013, will take effect immediately and has no expiration date.

During the fourth quarter of 2013, the company declared and paid a common stock cash dividend of $0.075 per share, for a total of $31.9 million. For the full year 2013, the company declared and paid common stock cash dividends of $0.30 per share, for a total of $126.0 million.

The company's Board of Directors also announced today that it has declared a common stock cash dividend of $0.095 per share, an increase of 27% in the company's quarterly cash dividend.

For more information concerning the company's financial results, please refer to the accompanying slide presentation available on our website, www.interpublic.com.
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About Interpublic
Interpublic is one of the world's leading organizations of advertising agencies and marketing services companies. Major global brands include BPN, Draftfcb, FutureBrand, GolinHarris International, Huge, Initiative, Jack Morton Worldwide, Lowe and Partners, MAGNA GLOBAL, McCann, Momentum, MRM, Octagon, R/GA, UM and Weber Shandwick. Leading domestic brands include Campbell Mithun; Carmichael Lynch; Deutsch, Gotham Inc., Hill Holliday, ID Media, Lowe Campbell Ewald, Mullen and The Martin Agency. For more information, please visit www.interpublic.com.

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Contact Information

Tom Cunningham (Press) (212) 704-1326	Jerry Leshne (Analysts, Investors) (212) 704-1439

Cautionary Statement

This release contains forward-looking statements. Statements in this release that are not historical facts, including statements about management's beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.
Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

•	potential effects of a challenging economy, for example, on the demand for our advertising and marketing services, on our clients' financial condition and on our business or financial condition;

•	our ability to attract new clients and retain existing clients;

•	our ability to retain and attract key employees;

•	risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a weakened economy;

•	potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;

•
risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in economic growth rates, interest rates and currency exchange rates; and

•	developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world.
Investors should carefully consider these factors and the additional risk factors outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K.

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS FOURTH QUARTER REPORT 2013 AND 2012 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three months ended December 31,
	2013	2012	Fav. (Unfav.) % Variance
Revenue:
United States	$1,105.0	$1,032.5	7.0%
International	1,017.7	1,030.8	(1.3)%
Total Revenue	2,122.7	2,063.3	2.9%

Operating Expenses:
Salaries and Related Expenses	1,199.6	1,133.8	(5.8)%
Office and General Expenses	538.1	519.7	(3.5)%
Restructuring and Other Reorganization-Related Charges (Reversals), net	60.6	(0.1)	N/M
Total Operating Expenses	1,798.3	1,653.4	(8.8)%
Operating Income	324.4	409.9	(20.9)%
Operating Margin %	15.3%	19.9%

Expenses and Other Income:
Interest Expense	(24.7)	(36.6)
Interest Income	6.7	8.1
Other Income, net	7.7	95.4
Total (Expenses) and Other Income	(10.3)	66.9

Income before Income Taxes	314.1	476.8
Provision for Income Taxes	103.2	140.5
Income of Consolidated Companies	210.9	336.3
Equity in Net Income of Unconsolidated Affiliates	1.2	0.8
Net Income	212.1	337.1
Net Income Attributable to Noncontrolling Interests	(19.0)	(20.9)
Net Income Attributable to IPG	193.1	316.2
Dividends on Preferred Stock	0.0	(2.9)
Net Income Available to IPG Common Stockholders	$193.1	$313.3

Earnings Per Share Available to IPG Common Stockholders:
Basic	$0.45	$0.74
Diluted	$0.44	$0.68

Weighted-Average Number of Common Shares Outstanding:
Basic	425.1	423.7
Diluted	435.2	466.0

Dividends Declared Per Common Share	$0.075	$0.060
N/M - Not meaningful

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS ANNUAL REPORT 2013 AND 2012 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Twelve months ended December 31,
	2013	2012	Fav. (Unfav.) % Variance
Revenue:
United States	$3,972.6	$3,803.6	4.4%
International	3,149.7	3,152.6	(0.1)%
Total Revenue	7,122.3	6,956.2	2.4%

Operating Expenses:
Salaries and Related Expenses	4,545.5	4,391.9	(3.5)%
Office and General Expenses	1,917.9	1,887.2	(1.6)%
Restructuring and Other Reorganization-Related Charges (Reversals), net	60.6	(1.2)	N/M
Total Operating Expenses	6,524.0	6,277.9	(3.9)%
Operating Income	598.3	678.3	(11.8)%
Operating Margin %	8.4%	9.8%

Expenses and Other Income:
Interest Expense	(122.7)	(133.5)
Interest Income	24.7	29.5
Other (Expense) Income, net	(32.3)	100.5
Total (Expenses) and Other Income	(130.3)	(3.5)

Income before Income Taxes	468.0	674.8
Provision for Income Taxes	181.2	213.3
Income of Consolidated Companies	286.8	461.5
Equity in Net Income of Unconsolidated Affiliates	2.1	3.1
Net Income	288.9	464.6
Net Income Attributable to Noncontrolling Interests	(21.0)	(17.9)
Net Income Attributable to IPG	267.9	446.7
Dividends on Preferred Stock	(8.7)	(11.6)
Net Income Available to IPG Common Stockholders	$259.2	$435.1

Earnings Per Share Available to IPG Common Stockholders:
Basic	$0.62	$1.01
Diluted	$0.61	$0.94

Weighted-Average Number of Common Shares Outstanding:
Basic	421.1	432.5
Diluted	429.6	481.4

Dividends Declared Per Common Share	$0.30	$0.24
N/M - Not meaningful

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three Months Ended December 31, 2013
	As Reported	Restructuring Charges	Adjusted Results
Operating Income	$324.4	$(60.6)	$385.0
Operating Margin %	15.3%		18.1%
Income Before Income Taxes	$314.1	$(60.6)	$374.7
Provision for Income Taxes	(103.2)	9.7	(112.9)
Effective Tax Rate	32.9%		30.1%
Equity in Net Income of Unconsolidated Affiliates	1.2		1.2
Net Income Attributable to Noncontrolling Interests	(19.0)		(19.0)
Net Income Available to IPG Common Stockholders - Basic and Diluted	$193.1	$(50.9)	$244.0

Weighted-Average Number of Common Shares Outstanding - Basic	425.1		425.1
Add: Effect of Dilutive Securities
Restricted Stock, Stock Options and Other Equity Awards	6.9		6.9
Preferred Stock Outstanding	3.2		3.2
Weighted-Average Number of Common Shares Outstanding - Diluted	435.2		435.2

Earnings Per Share Available to IPG Common Stockholders - Basic	$0.45		$0.57
Earnings Per Share Available to IPG Common Stockholders - Diluted	$0.44	$(0.12)	$0.56

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)

	Twelve Months Ended December 31, 2013
	As Reported	Restructuring Charges	Loss on Early Extinguishment of Debt	Adjusted Results
Operating Income	$598.3	$(60.6)		$658.9
Operating Margin %	8.4%			9.3%
Income Before Income Taxes	$468.0	$(60.6)	$(45.2)	$573.8
Provision for Income Taxes	(181.2)	9.7	16.9	(207.8)
Effective Tax Rate	38.7%			36.2%
Equity in Net Income of Unconsolidated Affiliates	2.1			2.1
Net Income Attributable to Noncontrolling Interests	(21.0)			(21.0)
Dividends on Preferred Stock	(8.7)			(8.7)
Net Income Available to IPG Common Stockholders - Basic	$259.2	$(50.9)	$(28.3)	$338.4

Adjustments: Effect of Dilutive Securities
Interest on 4.75% Notes	0.8			0.8
Dividends on Preferred Stock	0.0			8.7
Net Income Available to IPG Common Stockholders - Diluted	$260.0			$347.9

Weighted-Average Number of Common Shares Outstanding - Basic	421.1			421.1
Add: Effect of Dilutive Securities
Restricted Stock, Stock Options and Other Equity Awards	5.2			5.2
4.75% Notes	3.3			3.3
Preferred Stock Outstanding	0.0			13.7
Weighted-Average Number of Common Shares Outstanding - Diluted	429.6			443.3

Earnings Per Share Available to IPG Common Stockholders - Basic	$0.62			$0.80
Earnings Per Share Available to IPG Common Stockholders - Diluted	$0.61	$(0.11)	$(0.06)	$0.78

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF FACEBOOK TRANSACTION (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three months ended December 31, 2012
	As reported	Facebook	Ex-Facebook
Income Before Income Taxes	$476.8	$93.6	$383.2
Provision for Income Taxes	(140.5)	(36.4)	(104.1)
Effective Tax Rate	29.5%		27.2%
Equity in Net Income of Unconsolidated Affiliates	0.8		0.8
Net Income Attributable to Noncontrolling Interests	(20.9)		(20.9)
Dividends on Preferred Stock	(2.9)		(2.9)
Net Income Available to IPG Common Stockholders - Basic	$313.3	$57.2	$256.1

Adjustments: Effect of Dilutive Securities
Interest on 4.75% Notes	1.0		1.0
Dividends on Preferred Stock	2.9		2.9
Net Income Available to IPG Common Stockholders - Diluted	$317.2		$260.0

Weighted-Average Number of Common Shares Outstanding - Basic	423.7		423.7
Add: Effect of Dilutive Securities
Restricted Stock, Stock Options and Other Equity Awards	8.5		8.5
4.75% Notes	16.9		16.9
Preferred Stock Outstanding	16.9		16.9
Weighted-Average Number of Common Shares Outstanding - Diluted	466.0		466.0

Earnings Per Share Available to IPG Common Stockholders - Basic	$0.74		$0.60
Earnings Per Share Available to IPG Common Stockholders - Diluted	$0.68	$0.12	$0.56

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF FACEBOOK TRANSACTION (Amounts in Millions except Per Share Data) (UNAUDITED)

	Twelve months ended December 31, 2012
	As reported	Facebook	Ex-Facebook
Income Before Income Taxes	$674.8	$93.6	$581.2
Provision for Income Taxes	(213.3)	(36.4)	(176.9)
Effective Tax Rate	31.6%		30.4%
Equity in Net Income of Unconsolidated Affiliates	3.1		3.1
Net Income Attributable to Noncontrolling Interests	(17.9)		(17.9)
Dividends on Preferred Stock	(11.6)		(11.6)
Net Income Available to IPG Common Stockholders - Basic	$435.1	$57.2	$377.9

Adjustments: Effect of Dilutive Securities
Interest on 4.25% Notes	0.3		0.3
Interest on 4.75% Notes	4.1		4.1
Dividends on Preferred Stock	11.6		11.6
Net Income Available to IPG Common Stockholders - Diluted	$451.1		$393.9

Weighted-Average Number of Common Shares Outstanding - Basic	432.5		432.5
Add: Effect of Dilutive Securities
Restricted Stock, Stock Options and Other Equity Awards	7.2		7.2
4.25% Notes	7.9		7.9
4.75% Notes	16.9		16.9
Preferred Stock Outstanding	16.9		16.9
Weighted-Average Number of Common Shares Outstanding - Diluted	481.4		481.4

Earnings Per Share Available to IPG Common Stockholders - Basic	$1.01		$0.87
Earnings Per Share Available to IPG Common Stockholders - Diluted	$0.94	$0.12	$0.82